SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) January 17, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure

The information in this Current Report on Form 8-K, including the exhibits, is being furnished, not filed, under Items 2.02 and 7.01.

On January 19, 2005, Entergy Corporation issued a public announcement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.06. Material Impairments

In preparing its year-end financial statements, Entergy concluded on January 17, 2005 that the value of the Warren Power plant owned in its non-nuclear wholesale assets business is impaired. Entergy reached this conclusion based on valuation studies prepared in connection with the monetization in the fourth quarter of 2004 of a portion of Entergy's position in the non-nuclear wholesale assets business. Entergy recorded a charge in the fourth quarter of 2004 of approximately $55 million ($36 million net-of-tax) as a result of this impairment. Entergy does not expect the impairment charge to result in future cash expenditures.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Release, dated January 19, 2005, issued by Entergy Corporation
99.2	Statement on Uses and Usefulness of Non-GAAP Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Nathan E. Langston
Nathan E. Langston Senior Vice President and Chief Accounting Officer

Dated: January 19, 2005